GUARANTY

         In consideration of an extension of credit made by CHAPEAU, INC., a Utah corporation ("Chapeau"), to or on behalf of ELAGENT CORPORATION (the "Borrower") and the Promissory Note (the "Note") executed by Borrower, as Debtor, in favor of Chapeau, as Secured party, in the principal amount of TWO HUNDRED THOUSAND DOLLARS ($200,000), AND ANY RENEWALS, EXTENSIONS, OR MODIFICAITONS THEREOF (COLLECTIVELY THE "Indebtedness"), and for other valuable consideration, the adequacy and receipt of which are hereby acknowledged, STEPHEN C. KIRCHER (the "Guarantor"), guarantees unto Chapeau the prompt performance of all obligations, and the payment of all indebtedness arising in connection with the Indebtedness. Guarantor's liability hereunder is limited to the Indebtedness, together with interest thereon and reasonable costs of collection, including court costs and attorneys' fees, incurred by Chapeau in collection the Indebtedness and/or enforcing this Guaranty, whether prior to, during or subsequent to any bankruptcy proceeding, litigation, or appeal. Guarantor's liability to Chapeau hereunder is referred to as the "Obligation".

         It is hereby agreed that this Guaranty is an absolute, unconditional, and continuing guaranty subject to the following terms and conditions:

         1. To the fullest extent possible, Guarantor expressly waives notice of the acceptance of this Guaranty, notice of demand for payment, notice of nonpayment, notice of other default, notice of suit on the part of Chapeau against Borrower, and all other notices to which Guarantor might otherwise be entitled in connection with this Guaranty. Guarantor waives any responsibility or duty Chapeau may have to Guarantor to proceed against Borrower or to pursue any other legal remedy Chapeau may have against Borrower, any other guarantor or co-obligator, or any collateral.

         2. Chapeau is hereby given full power, without notice to or consent of Guarantor, to make advances beyond the dollar limit above-mentioned; to make, change, alter, cancel, renew, extend, decrease or increase the Indebtedness; to make substitution, release, discharge, settle or compromise any claim against any Borrower, any other guarantor or co-obligor, or any collateral, whether real or personal, securing the Indebtedness or the Obligation or any part thereof, and otherwise to deal with Borrower, any other guarantor or co-obligor, or any collateral as it may elect without in any way diminishing, releasing or discharging the liability hereunder of Guarantor. Guarantor shall not be released or discharged in whole or part, by reason of, and hereby waives any defense or claims with respect to Chapeau's (i) impairment of any collateral securing the Indebtedness or the Obligation;
                  (ii) failure or delay to perfect of continue the perfection of its security interest in any such collateral; (iii) failure or delay to preserve, defend or protect such collateral or its security interest therein. All settlements, compromises, compositions, and accounts stated and agreed balances made in good faith between Chapeau and Borrower shall be binding upon Guarantor.

         3. Such liability shall be a continuing one, and shall only be affected by full performance and payment to Chapeau of the Obligation, or satisfaction, in Chapeau's sole discretion, of the Obligation in connection with Chapeau's acquisition of certain of the assets of Borrowers. No payments made by or on behalf of Guarantor to Chapeau shall discharge or diminish the continuing liability of the Guarantor hereunder, unless and until written notice is given to Chapeau that such payments are being made for the purpose of liquidating such liability. Moreover, the liability of Guarantor is not in consideration of or contingent upon the liability of any other person

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                  hereunder or under any similar instrument, and the release of or cancellation by any signer of a similar instrument shall not act to release or otherwise affect the continuing liability of Guarantor.

         4. Upon any default of Borrower, Chapeau may, at its option, proceed directly and at once, without notice, against Guarantor to collect and recover the full amount of the Obligation, or any portion thereof, without proceeding against Borrower or any other person, or without foreclosing upon, selling, or otherwise disposing of or collecting or applying any property, real or personal, it may then have a security for the Indebtedness or the Obligation.

         5. Guarantor assumes the responsibility for being and keeping himself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment or nonperformance of the Indebtedness which diligent inquiry would reveal, and Chapeau shall have no duty to advise Guarantor of information know to it regarding such financial condition or any such circumstance.

         6. Guarantor further agrees, without demand, immediately to reimburse Chapeau for all costs and expenses, including reasonable attorneys' fees, incurred prior to, during, or subsequent to any bankruptcy proceeding, litigation or appeal, incurred in the enforcement of the Indebtedness of this Guaranty.

         7. This Guaranty is assignable by Chapeau with all or any part of the Indebtedness. If so assigned, Guarantor shall be bound by the terms and conditions of this Guaranty to the assignees.

         8. Any indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to the Indebtedness. Such indebtedness of Borrower to Guarantor, if Chapeau so requests, shall be collected, enforced, and received by Guarantor as trustee for Chapeau and be paid over to Chapeau on account of the Indebtedness, but without affecting or impairing in any manner the liability of Guarantor under the other provisions of this Guaranty. Any instruments now or hereafter evidencing any indebtedness of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and, if Chapeau so request, shall be delivered to Chapeau. Guarantor shall have no recourse or subrogation rights against Borrower in the event Guarantor is called upon to honor this Guaranty.

         9. Guarantor agrees to furnish Chapeau with such financial information concerning Guarantor as Chapeau may request.

         This Guarantor is intended as the final express of the subject matter set forth herein and as a complete and exclusive statement of the terms of the guaranty. This Guaranty shall bind the respective heirs, personal representative, successors and assigns of the undersigned.

         THIS GUARANTY is executed as of the 24th of January, 2001.

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